Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.2

Adamis Pharmaceuticals Provides Update Regarding ZIMHI

SAN DIEGO, Feb. 19, 2020 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (ADMP) (“Adamis”) today provided an update on the ZIMHI™ New Drug Application (NDA) resubmission process.

On November 22, 2019, Adamis received a Complete Response Letter (CRL) from the U.S. Food and Drug Administration (FDA) regarding its NDA for its ZIMHI high-dose naloxone injection product for the treatment of opioid overdose.  On December 22, 2019, the company announced that it had provided responses to the comments raised in the CRL and had also requested a Type A meeting.  The FDA scheduled the meeting for the second week of February.  On February 12, 2020, Adamis met with the agency to discuss the CRL, Adamis’ responses and to determine the best path forward for ZIMHI.

At the face to face meeting, the Company obtained concurrence from the agency on the Chemistry, Manufacturing and Controls (CMC) information required for resubmission of the NDA.  The additional information involves extractables and leachables testing from the syringe and glassware.  In addition, the potential public health role of ZIMHI (high dose naloxone) in the current opioid epidemic was also discussed. The Company believes it can generate the additional information and resubmit the NDA early in the second quarter of 2020. The FDA expressed its intent to review the resubmission in a rapid and timely manner.  Adamis will provide the next update on the ZIMHI NDA after the resubmission is accepted.

Dr. Dennis J. Carlo, President and CEO of Adamis, stated, “We are thankful to the Agency for expediting our meeting request and we are very pleased with the outcome of the meeting.  Most fatal drug overdoses in the U.S. are attributable to potent synthetic opioids like fentanyl.  Therefore, we believe there is an urgent need for higher dose forms of naloxone such as ZIMHI to combat the increasing potency of these opioids.  We are committed to expeditiously complete the work required to resubmit our NDA and we remain committed to bringing ZIMHI to the market.”

About ZIMHI

ZIMHI is a high-dose naloxone injection product candidate intended for the treatment of opioid overdose. Naloxone is an opioid antagonist and is generally considered the drug of choice for immediate administration for opioid overdose. It works by blocking or reversing the effects of the opioid, including extreme drowsiness, slowed breathing, or loss of consciousness. Common opioids include morphine, heroin, tramadol, oxycodone, hydrocodone and fentanyl. According to statistics published by the Centers for Disease Control and Prevention (CDC) in 2017, drug overdoses resulted in approximately 72,000 deaths in the United States – greater than 195 deaths per day. Drug overdoses are now the leading cause of death for Americans under 50, and more powerful synthetic opioids, like fentanyl and its analogues, are responsible for the largest number of deaths from opioid overdoses.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease, allergy and opioid overdose. The company’s SYMJEPI (epinephrine) Injection 0.3mg and SYMJEPI (epinephrine) Injection 0.15mg products both use the same injection device as used for ZIMHI and were approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis, and both were fully launched in the U.S. in July 2019. Please refer to www.SYMJEPI.com for additional product information. In addition to its ZIMHI (naloxone) injection product, Adamis is developing other products, including a metered dose inhaler and dry powder inhaler product candidates for the treatment of asthma and COPD. The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs, and certain nonsterile drugs for patients, animals, hospitals, clinics and surgery centers throughout most of the United States.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to the following statements: the company’s beliefs concerning its ability to satisfactorily respond to the matters raised in the FDA’s Complete Response Letter (CRL) and to successfully develop the additional information requested by the FDA at the Type A meeting; the results of the company’s Type A meeting with the FDA and the results of that meeting; the company’s beliefs concerning the results of any future studies or clinical trials that the company may conduct relating to ZIMHI or its other products or product candidates; the company’s beliefs concerning the information and activities required to resubmit the ZIMHI NDA to the FDA, the timing of resubmission of the company’s NDA to the FDA and the timing and outcome of the FDA’s review of any resubmitted NDA relating to the ZIMHI product; the company’s beliefs concerning its ability to commercialize ZIMHI and its other products and product candidates; the company's beliefs concerning the ability of its product candidates to compete successfully in the market; the company's beliefs concerning the safety and effectiveness of ZIMHI or its other products and product candidates; the company’s beliefs concerning its commercialization strategies; and the company’s beliefs concerning the anticipated timing of any commercial launch of its ZIMHI product. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Adamis' actual results to be materially different from these forward-looking statements. There can be no assurances that the results of the additional company testing will be successful, that the company will be able to successfully develop the additional information required for resubmission of the NDA, or concerning the timing of completion of testing and development of the additional information for resubmission of the NDA.  In addition, there can be no assurance that the FDA will conclude that any NDA that the company resubmits will  satisfactorily respond to the matters raised in the FDA’s CRL or discussed in the Type A meeting, or concerning the timing of any resubmission by Adamis of the NDA, that the FDA will approve our NDA relating to our ZIMHI product or concerning the timing of any future action by the FDA on our NDA, regarding the commercialization options that the company will pursue if our NDA is approved, or that the product will be able to compete successfully in the market if approved and launched. In addition, forward-looking statements concerning our anticipated future activities assume that we are able to obtain sufficient funding to support such activities and continue our operations and planned activities. As discussed in our filings with the Securities and Exchange Commission, we may require additional funding, and there are no assurances that such funding will be available if required. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Except to the extent required by law, any forward-looking statements in this press release speak only as the date of this press release, and Adamis expressly disclaims any obligation to update any forward-looking statements.

Contact Adamis:

Mark Flather
Senior Director, Investor Relations
& Corporate Communications
(858) 412-7951
mflather@adamispharma.com